Exhibit 99.1

                          SUBSCRIPTION AGREEMENT OFFER

The undersigned ("Subscriber") hereby tenders this Subscription Agreement Offer (this "Offer") and the total purchase price set forth below (the "Purchase Price") as an offer to purchase the number of shares (the "Shares") of common stock, no par value, of Valley Commerce Bancorp, a California corporation ("Valley"), indicated below, subject to the terms and conditions set forth below. THE SHARES ARE NOT DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

The stock certificate representing the Shares (the "Certificate"), if this Offer is accepted, shall be registered in the name set forth below. (Please specify if Shares shall be held by co-owners as tenants in common, joint tenants, etc., for a trust by a trustee or for another person as a custodian.)


Exact name as it should appear on the Certificate:
                                                  ------------------------------
                                                        (Please Print)

Number of Shares subscribed (minimum of 1,000 shares):
                                                     ---------------------------

Total Purchase Price at $______ per Share:          $
                                                     ---------------------------

1. In connection with this Offer, Subscriber hereby represents and warrants to Valley that:

      (a) Subscriber has received and read the Prospectus dated ________, 2004 (the "Prospectus") and relied only on the information contained in the Prospectus in making a determination with respect to the purchase of the Shares;

      (b) Subscriber has relied solely upon independent investigations made by Subscriber or Subscriber's duly appointed and qualified representatives in deciding to purchase the Shares;

      (c) Subscriber is not relying on Valley or its officers, directors or employees with respect to any matters related to the Subscriber's purchase of the Shares, including, but not limited to, the tax and other economic considerations in this investment;

      (d) Subscriber, if a corporation, partnership, trust or other legal entity, is authorized and fully qualified to purchase and hold the Shares; and

      (e) All of the information that Subscriber has set forth herein about Subscriber is true, correct and complete.

2. Prior to acceptance or rejection of this Offer, Valley may invest the Purchase Price in short-term U.S. Treasury obligations without any liability by Valley to Subscriber for any interest or appreciation thereon.

3. Subscriber may not cancel, terminate or revoke this Offer or any part of this Offer.

4.    Subscriber may not transfer or assign this Offer or any interest in it.

5. Subscriber acknowledges that this Offer will not be valid, binding or enforceable against Valley until Valley expressly accepts and approves this Offer. Subscriber understands and agrees that Valley, in its sole discretion, reserves the right to accept or reject this Offer or any other Subscription Agreement Offer in whole or in part for any (or no) reason at any time prior to the earlier of (x) 30 days after Valley receives this offer and (y) the expiration of the offering under the Prospectus. Valley's failure to accept this Offer prior to such earlier date shall be deemed a rejection of this Offer. If this Offer is rejected in whole or in part, Valley will promptly return to Subscriber the applicable portion of the Purchase Price, without interest or appreciation.

6. Upon acceptance of this Offer by Valley, this Offer shall bind and inure to the benefit of Valley and Subscriber and each of their heirs, executors, administrators, successors, legal representative and assigns. If the Shares are co-owned the term "Subscriber" in this Offer shall refer to each co-owner and the obligations of each such co-owner shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such co-owner.

     Dated: _______________________, 200_

                                              Contact information of record:

                                              Street:
--------------------------------------------         ---------------------------
    Signature of Subscriber
                                              City, State and Zip:
                                                                  --------------
                                              Telephone Number:
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   Additional Signature of Subscriber       Social Security or Tax ID Number(s):
(if co-owned or purchase requires signature of additional person)


Subscriber must return the top two copies of this Offer along with an executed W-9 and the full Purchase Price for the Shares to the address below. Make checks payable to "Valley Commerce Bancorp Subscription Account." Please keep the pink copy of this Offer for your records.

                                   Valley Commerce Bancorp
                                   200 South Court Street
                                  Visalia, California 93291
                                 Attention: Roy O. Estridge